Exhibit 4.2
EXECUTION COPY
FUSION MULTISYSTEMS, INC.
SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
April 7, 2010

TABLE OF CONTENTS

Page
1. REGISTRATION RIGHTS	2
1.1 Definitions	2
1.2 Request for Registration	3
1.3 Company Registration	5
1.4 Obligations of the Company	5
1.5 Furnish Information	7
1.6 Expenses of Demand Registration	7
1.7 Expenses of Company Registration	7
1.8 Underwriting Requirements	7
1.9 Delay of Registration	8
1.10 Indemnification	8
1.11 Reports Under the 1934 Act	11
1.12 Form S-3 Registration	12
1.13 Assignment of Registration Rights	13
1.14 Limitations on Subsequent Registration Rights	13
1.15 “Market Stand-Off” Agreement	14
1.16 Termination of Registration Rights	15
2. COVENANTS OF THE COMPANY	15
2.1 Delivery of Financial Statements	15
2.2 Inspection Rights	16
2.3 Right of First Offer	16
2.4 Stock Option Vesting and Grants	18
2.5 Director and Officer Insurance	18
2.6 Reservation of Common Stock	18
2.7 Proprietary Information and Inventions Agreement	18
2.8 Real Property Holding Corporation	18
2.9 Indemnification of Directors	19
2.10 Reincorporation	19
2.11 Termination	19
3. MISCELLANEOUS	18
3.1 Successors and Assigns	18
3.2 Governing Law	18
3.3 Counterparts	21
3.4 Titles and Subtitles	21
3.5 Notices	21
3.6 Expenses	21
3.7 Amendments and Waivers	21
3.8 Severability	22
3.9 Delays or Omissions	22
3.10 Aggregation of Stock	22
3.11 Entire Agreement	22
3.12 Additional Investors	22
Exhibit A — Schedule of Common Holders, Investors and Prior Investors

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FUSION MULTISYSTEMS, INC.
SECOND AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
          THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of April 7, 2010, by and among Fusion Multisystems, Inc., a Nevada corporation (the “Company”), David Flynn (together with his affiliated entity, Sandusky Investments, Ltd.) and Rick White (together with his affiliated entity, West Coast VC, LLC) (each, a “Founder” and collectively, the “Founders,” and in each case together with their affiliated entities), certain holders of the Company’s common stock set forth on Exhibit A hereto (the “Common Stock”) and future holders or potential holders of Common Stock who become parties hereto (together with the Founders, the “Common Holders”), the investors set forth on Exhibit A hereto (each, a “Series C Investor” and collectively, the “Series C Investors”), and the holders of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”) and/or the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) set forth on Exhibit A hereto (the “Prior Investors,” and collectively, with the Series C Investors, the “Investors”). To the extent a party hereto is both a Common Holder and an Investor, such party shall be a Common Holder with respect to shares of Common Stock set forth opposite such party’s name on Exhibit A hereto in the list of Common Holders or with respect to shares of Common Stock such party acquires in the future to the extent acquired from a Common Holder, and such party shall be an Investor with respect to shares of Preferred Stock (or shares of Common Stock issued upon conversion of Preferred Stock (as defined below)) held by such party.
RECITALS
          WHEREAS, the Company, the Prior Investors and the Founders are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of April 3, 2009 (the “Prior Agreement”), which provides that such Prior Agreement may be amended, and the observance of any provision thereof may be waived, with the written consent of the Company and the holders of at least two-thirds (2/3) of the Registrable Securities then outstanding (as defined therein);
          WHEREAS, the Company and the undersigned Prior Investors and Founders, constituting at least two-thirds (2/3) of the outstanding Registrable Securities, desire to amend and restate the Prior Agreement in its entirety with this Agreement;
          WHEREAS, the Company and the Series C Investors are parties to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”); and
          WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Series C Investors to purchase shares of the Series C Preferred Stock of the Company (the “Series C Preferred Stock”) pursuant to the Purchase Agreement, the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Registration Rights. The Company covenants and agrees as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The term “Act” means the Securities Act of 1933, as amended.
               (b) The term “Articles” means the Company’s Third Amended and Restated Articles of Incorporation, as may be amended from time to time.
               (c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof; provided that any person that ceases to be a Holder hereunder as a result of such Holder’s Registrable Securities ceasing to be so as a result of a Special Mandatory Conversion, shall continue to be subject to the provisions of Section 1.15 hereof as a Holder and any transferee of such person shall also be required to be subject to Section 1.15 as a Holder.
               (e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
               (f) The term “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.
               (g) The term “Qualified Public Offering” shall have the meaning assigned to it in the Company’s Articles.
               (h) The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
               (i) The term “Registrable Securities” means: (i) any Common Stock issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock issued to or held by the Investors or the Common Holders; (ii) shares of Common Stock issued or issuable to the Investors or the Common Holders other than upon conversion of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; (iii) shares of Common Stock issued upon the exercise or conversion of the warrant (or upon conversion of any Preferred Stock issued or issuable upon exercise or conversion of the warrant) issued to Silicon Valley Bank on September 10, 2008 in connection with that certain Loan and Security Agreement by and between the Company and Silicon Valley Bank dated as of September 10, 2008 and subsequently transferred to SVB Financial Group (“SVB”) (the “SVB

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Warrant”) and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock referenced in (i), (ii) or (iii) above, excluding, however, any Registrable Securities sold by a person in a transaction in which such person’s rights under this Section 1 are not assigned; provided that the Registrable Securities described in (ii) or (iii) or described in (iv) with regard to Registrable Securities described in (ii) or (iii) shall not constitute Registrable Securities for purposes of Sections 1.2 or 1.12 hereof or for purposes of the first sentence of Section 3.7 hereof; provided further that the Registrable Securities described in (iii) shall not constitute Registrable Securities for purposes of Section 2 hereof. Notwithstanding the foregoing, shares of Common Stock issued upon conversion of Preferred Stock pursuant to Article FOURTH, Section C.5.m. of the Company’s Articles (a “Special Mandatory Conversion”) shall not constitute Registrable Securities.
               (j) The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.
               (k) The term “SEC” shall mean the Securities and Exchange Commission.
          1.2 Request for Registration.
               (a) If the Company shall receive at any time subsequent to the earlier of (i) the three-year anniversary of the date of this Agreement or (ii) six (6) months following the completion of the Company’s initial firm commitment underwritten public offering constituting a Qualified Public Offering, a written request from the Holders of not less than a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities with an aggregate value of at least $10,000,000 (before payment of any underwriters’ discounts and expenses relating to the issuance), then the Company shall:
                    (i) within twenty (20) days of the receipt thereof, give written notice of such request to all Holders; and
                    (ii) use its commercially reasonable efforts to effect as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered, subject to the limitations of subsection 1.2(b).
               (b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be

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conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities held by Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer taking action with respect to such filing for a period not to exceed one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period and provided further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
                    (i) after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;
                    (ii) within six (6) months following the completion of the Company’s initial firm commitment underwritten public offering constituting a Qualified Public Offering;
                    (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred and eighty (180) days after the effective date of a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith reasonable efforts to

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cause such registration statement to become effective and the Company delivers notice of such intent to the Initiating Holders within thirty (30) days of the registration request; or
                    (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.
          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register for its own account any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.
          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.
               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such

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registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.
               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except as may be required by the Act.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
               (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (i) Furnish, at the request of a majority of the Holders requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

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          1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.
          1.6 Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions, Blue Sky fees and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel for the selling stockholders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit, on behalf of all Holders, the right of all Holders to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
          1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filings and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one special counsel for the selling stockholders but excluding underwriting discounts and commissions, Blue Sky fees and stock transfer taxes.
          1.8 Underwriting Requirements. If a registration statement for which the Company gives notice pursuant to Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any Holder’s Registrable Securities to be included in a registration pursuant to Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated first, to the

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Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based upon the total number of Registrable Securities then held by each such Holder; provided, however, that in no event shall the amount of securities of the selling Holders included in such registration be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the Holders may be excluded in their entirety if no other stockholder’s securities are included in such offering; and provided further, that no exclusion of such Holders’ Registrable Securities shall be made unless all other stockholders’ securities are first excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a venture capital fund, partnership, limited liability company or corporation, the affiliated venture capital funds, partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, members, stockholders and retired partners and members, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or in any free writing prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter, controlling person or other aforementioned person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this

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subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud.
               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.10(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of fraud. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
          1.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;
               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed under the 1934 Act by the Company, and (iii) such other

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information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
          1.12 Form S-3 Registration. If the Company shall receive a request from Holders of Registrable Securities that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:
               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period not to exceed one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period and provided further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has already effected two (2) registrations pursuant to this Section 1.12 during any twelve (12) month period; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
               (c) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.12 and the Company shall include such

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information in the written notice referred to in Section 1.12(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.12 for references to Section 1.2).
               (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with all registrations requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one special counsel for the selling stockholders, but excluding any underwriters’ discounts or commissions, Blue Sky fees and stock transfer taxes, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as registrations effected pursuant to Section 1.2.
          1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees for the benefit of the parties hereto in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below, by executing a counterpart signature to this Agreement; (c) the transfer or assignment will result in the transferee or assignee holding at least two percent (2%) of the Registrable Securities originally held by all Holders on the date hereof; provided, however, that transfers or assignments to affiliated venture funds, partners, limited partners, retired partners, stockholders, members and retired members, parents, children, spouses, trusts, affiliates or majority-owned subsidiaries of a Holder shall be without restriction as to the minimum number of shares to be transferred; and (d) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
          1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Sections 1.2, 1.3 or 1.12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration.
     1.15 “Market Stand-Off” Agreement. Each Investor, Common Holder and Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of the registration statement of the Company filed under the Act in connection with the initial firm commitment underwritten public offering of its securities, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell

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(including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company during such period except common stock included in such registration; provided, however, that:
               (a) all executive officers, directors, and holders of at least 1% of the outstanding capital stock of the Company enter into similar agreements;
               (b) such market stand-off time period shall not exceed one hundred eighty (180) days (or such longer period as is required by such underwriter to allow its research analysts to issue or publish research reports under applicable rules of the National Association of Securities Dealers or similar rules or regulations, such longer period not to exceed an additional thirty-six (36) days); and
               (c) in the event that any of the parties subject to this Section 1.15 are released from such market stand-off provisions, all other parties subject to this Section 1.15 shall similarly (i.e., proportionately) be released; provided that any release due to individual financial hardship of shares of no more than $50,000 in value (at the closing price on the day of such release) shall not result in the release of any other.
          Each Investor, Common Holder and Holder hereby agrees that it will enter into the underwriter’s standard lock-up agreement containing restrictions similar to those set forth in this Section 1.15. In addition, in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of each Investor, Common Holder and Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.
          1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of:
               (a) two (2) years following the consummation of a Qualified Public Offering, or
               (b) as to any Holder, such time as all Registrable Securities held by such Holder (together with any affiliates of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) (i) represent less than five percent (5%) of all Registrable Securities of the Company then outstanding and (ii) can be sold within a three-month period without registration under SEC Rule 144.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor, for so long as such Investor (together with its affiliates) holds at least 950,000

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shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) (a “Major Investor”) (so long as such Major Investor is not a competitor of the Company, as determined in good faith by the Company’s Board of Directors):
               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company (or such longer period as approved by the Board of Directors), an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) and, beginning with the fiscal year ended December 31, 2008, audited and certified by independent public accountants of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company (or such longer period as approved by the Board of Directors), an unaudited income statement, balance sheet and statement of cash flows for and as of the end of such quarter, such unaudited financial statements to be in reasonable detail and prepared in accordance with GAAP (except that no footnotes shall be required), subject to year end adjustments;
               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month (or such later date as approved by the Board of Directors), an unaudited income statement, balance sheet and statement of cash flows for and as of the end of such month, such unaudited financial statements to be in reasonable detail and to show a comparison against the Company’s annual operating plan as then in effect; and
               (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year (or such later date as approved by the Board of Directors), the Company’s annual operating budget and plan with respect to revenues, expenses and cash position on a monthly basis for the next fiscal year.
          2.2 Inspection Rights. The Company shall permit each Major Investor, at such Major Investor’s expense and upon reasonable notice from such Major Investor, to visit and inspect the Company’s properties, to examine its minutes, books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor (so long as such Major Investor is not a competitor of the Company, as determined in good faith by the Company’s Board of Directors); provided, however, that the Company shall not be obligated under this Section 2.2 to provide information that it deems in good faith to be a trade secret or similar confidential or proprietary information or that could compromise the Company’s attorney-client privilege.
          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Investor, for so long as such Investor (together with its affiliates) holds at least 950,000 shares of Registrable Securities (as adjusted for any stock dividends, combinations, splits or the like with respect to such shares) (a “Significant Investor”) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a Significant Investor includes

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any partners, members, affiliates and affiliated venture funds of a Significant Investor. A Significant Investor shall be entitled to apportion or transfer the right of first offer hereby granted it among itself and its partners, retired partners, members, former members and affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Significant Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice (“Notice”) to the Significant Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
               (b) Within twenty (20) calendar days after giving of the Notice, each Significant Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued upon conversion of shares of Preferred Stock of the Company and held, plus any shares of Common Stock held, or issuable upon conversion and exercise of all outstanding convertible and exercisable securities then held, by such Significant Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible and exercisable securities) (each Significant Investor’s portion being its “Pro Rata Share”). The Company shall promptly, in writing, inform each Significant Investor that elects to purchase all the shares available to it under this Section 2.3 (each, a “Fully-Exercising Investor”) of any other Significant Investor’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Significant Investors were entitled to subscribe but which were not subscribed for by the Significant Investors that is equal to the proportion that the number of shares of Common Stock held, or issued upon conversion of shares of Preferred Stock of the Company and held, or issuable upon conversion and exercise of all outstanding convertible and exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then issued and held, or issuable upon conversion of the Preferred Stock then held, or other convertible or exercisable securities then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.
               (c) If all Shares that Significant Investors are entitled to obtain pursuant to subsection 2.3(b) are not elected to be obtained as provided in subsection 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Significant Investors in accordance herewith.

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               (d) Except as set forth in the first paragraph of this Section 2.3, the right of first offer set forth in this Section 2.3 may not be assigned or transferred without prior written consent of the Company.
               (e) The right of first offer in this Section 2.3 shall not be applicable to the issuance of securities which are excluded from the definition of “Additional Shares of Common Stock” in the Company’s Articles; provided that the right of first offer in this Section 2.3 shall continue to be applicable to the issuance of shares of capital stock described in clause (H) of such definition, unless such applicability is waived pursuant to Section 3.7 hereof.
               (f) In the event that the right of first offer in this Section 2.3 is waived pursuant to Section 3.7 hereof with respect to an issuance of Shares by the Company, and any Significant Investor that consented to such waiver pursuant to Section 3.7 (a “Waiving Significant Investor”) is nevertheless permitted to purchase any such Shares, each Significant Investor that both is not a Waiving Significant Investor and holds shares of Preferred Stock with an aggregate liquidation preference under the Company’s then effective articles of incorporation of at least $7,400,000 (each such Significant Investor being a “Large Significant Investor”) shall be entitled to purchase its Adjusted Pro Rata Share (as defined below) of such Shares upon the terms and conditions set forth in this Section 2.3. For purposes of this Section 2.3(f), a Large Significant Investor’s Adjusted Pro Rata Share of the Shares subject to the waiver described herein shall be equal to (i) such Large Significant Investor’s Pro Rata Share of such Shares multiplied by (ii) the highest percentage (up to 100%) of any Waiving Significant Investor’s Pro Rata Share that such Waiving Significant Investor is permitted to purchase. For example, if only one Waiving Significant Investor is permitted to purchase any Shares and it is permitted to purchase 50% of its Pro Rata Share of the Shares, each Large Significant Investor’s Adjusted Pro Rata Share shall be 50% of its Pro Rata Share. For another example, if one Waiving Significant Investor is permitted to purchase 60% of its Pro Rata Share and another Waiving Significant Investor is permitted to purchase 110% of its Pro Rata Share, each Large Significant Investor’s Adjusted Pro Rata Share shall be 100% of its Pro Rata Share.
          2.4 Stock Option Vesting and Grants. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued on or after the date of this Agreement to directors, employees, consultants and other service providers of the Company or any subsidiary of the Company shall, subject to continuous service to the Company or any subsidiary of the Company, be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the date of grant, and (b) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years in equal increments on a monthly basis; and, unless otherwise approved by the Board of Directors, such stock options and others stock equivalents shall not include any vesting acceleration provisions. The Company shall have the right to repurchase any unvested stock at no more than cost upon termination of employment or service with the Company or any subsidiary of the Company. All grants of stock options or stock awards (including any amendments to any grants or awards (including any change in the vesting terms or acceleration provisions)), any other grant of rights to vesting acceleration with respect to any securities of the Company, or any increase in the authorized shares reserved for issuance under any stock option plan, in each case after the date of this Agreement, shall require the approval of the Board of Directors (including the affirmative vote of at least one director elected solely by the holders of Series A Preferred Stock).

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          2.5 Director and Officer Insurance. As promptly as practicable following the date hereof, the Company will obtain and maintain directors’ and officers’ liability insurance with a carrier and level of coverage satisfactory to the Board of Directors if such coverage is available on commercially reasonable terms as determined by the Board of Directors.
          2.6 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.
          2.7 Proprietary Information and Inventions Agreement. The Company shall require all employees and consultants to execute and deliver a proprietary information and inventions assignment agreement substantially in the form approved from time to time by the Company’s outside legal counsel or the Board of Directors.
          2.8 Real Property Holding Corporation. So long as New Enterprise Associates 12, Limited Partnership (“NEA 12”) (or any of its affiliated funds under common investment management) holds any Registrable Securities, the Company shall provide prompt notice to NEA 12 following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. So long as Lightspeed Venture Partners VIII, L.P. (“LSVP”) (or any of its affiliated funds under common investment management) holds any Registrable Securities, the Company shall provide prompt notice to LSVP following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. So long as Meritech Capital Partners III L.P. (“Meritech”) (or any of its affiliated funds under common investment management) holds any Registrable Securities, the Company shall provide prompt notice to Meritech following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. So long as Triangle Peak Partners Private Equity, LP (“Triangle”) (or any of its affiliated funds under common investment management) holds any Registrable Securities, the Company shall provide prompt notice to Triangle following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. So long as Accel X, L.P. (“Accel”) (or any of its affiliated funds under common investment management) holds any Registrable Securities, the Company shall provide prompt notice to Accel following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.
          2.9 Indemnification of Directors. If the Company or any of its successors consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the surviving entity in any such transaction shall assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether such obligations are contained in the Company’s Bylaws, Articles, an agreement with the Company, or elsewhere, as the case may be.
          2.10 Reincorporation. The Company shall use its commercially reasonable efforts to effect a reincorporation of the Company from the State of Nevada to the

17

State of Delaware (the “Reincorporation”) within 90 days of the initial sale of Series C Preferred Stock by the Company, or such later date as shall be determined by the Board (including the vote of at least one Series A Director and the Series B Director). Upon receipt of a reasonably detailed invoice therefore, the Company shall pay the reasonable fees and out-of-pocket expenses of Latham & Watkins LLP, special counsel to Meritech, not to exceed $5,000 in the aggregate, incurred in connection with the Reincorporation.
          2.11 Termination. The covenants of the Company set forth in this Section 2 shall terminate upon the first to occur of (i) the consummation of a Qualified Public Offering and (ii) upon a Liquidation Event (as such term is defined in the Company’s Articles). In addition, the covenants of the Company set forth in Sections 2.1 and 2.2 shall terminate earlier in the event the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act prior to either event described in clause (i) or (ii) in the preceding sentence.
          2.12 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this or any other written agreement with the Company (including, but not limited to, the Second Amended and Restated Voting Agreement dated as of the date hereof by and among the Investors, the Company and the other parties thereto, as may be amended from time to time, and any management rights letter agreement between the Company and such Investor), unless such Investor can document such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.12 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company, or (d) was in the Investor’s possession free of any obligation of confidence at the time it was communicated to the Investor; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals with an obligation of confidentiality to the Investor to obtain their services in connection with monitoring its investment in the Company; (ii) to any partner, retired partner, limited partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and such person is under an obligation to keep the information confidential and not to use it for any purpose other than as set forth in this Section 2.12; or (ii) as may be required by law, provided that the Investor promptly notifies the Company prior to such disclosure and takes reasonable steps to minimize the extent of any such required disclosure and cooperates with the Company in seeking any protective order or similar protection for the information. The Company acknowledges that certain of the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise.

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     3. Miscellaneous.
          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities), provided that such transferee agrees for the benefit of other parties hereto to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, without regard to conflicts of law principles.
          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          3.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) two days after being sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.
          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          3.7 Amendments and Waivers. Subject to Section 2.3(f), any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of at least two-thirds (2/3) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each Holder of any Registrable Securities then outstanding, each Investor and each future holder of all such Registrable Securities and the Company; provided that any amendment materially and adversely changing rights or obligations of the Common Holders in a manner different from the other Holders shall require the written consent of Founders holding at least a majority of the Registrable Securities then outstanding and held by

19

all Founders; provided further that any amendment materially and adversely changing the rights or obligations of a Common Holder in a manner different from any other Common Holder shall require the written consent of such Common Holder; provided further that any amendment materially and adversely changing the rights or obligations of an Investor in a manner different from any other Investor shall require the written consent of such Investor whose rights or obligations have been so adversely changed; provided further that the provisions of this Agreement related to the piggy-back registration rights granted pursuant to Section 1.3 hereof shall not be amended or waived (except for a waiver by a party to the Agreement on its on behalf) without the prior written consent of SVB unless such amendment or waiver (except for a waiver by a party to the Agreement on its own behalf) affects such rights as they pertain to the Registrable Securities issued or issuable pursuant to the SVB Warrant (or upon conversion of any preferred stock issued or issuable pursuant to the SVB Warrant) in the same manner as such amendment or waiver affects such rights as they pertain to all other Registrable Securities.
          3.8 Severability. If any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect.
          3.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
          3.10 Aggregation of Stock. All shares of Registrable Securities, Preferred Stock or Common Stock held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          3.11 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, provided that Section 1.15 shall be in addition to any other similar provisions in any other agreement between a Holder, Investor or Common Holder and the Company. The Prior Agreement is hereby amended and restated in its entirety by this Agreement and is hereby superseded and of no further force or effect.
          3.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of Series C Preferred Stock after the date hereof, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this

20

Agreement and shall be deemed an “Investor,” and the shares of Series C Preferred Stock purchased by such Investor shall be deemed Registrable Securities, hereunder, and such Investor and such shares of Series C Preferred Stock shall be entitled to all the rights and subject to all the obligations and restrictions set forth herein, except as expressly limited by this Agreement. Exhibit A hereto shall be automatically amended to reflect any such Investor(s) and the Series C Preferred Stock purchased by such Investor(s). In the event that an Investor purchases additional shares of Series C Preferred Stock after the date hereof, such shares shall be deemed Registrable Securities hereunder, and Exhibit A hereto shall be automatically amended to reflect any such purchase.
[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

FUSION MULTISYSTEMS, INC.

By:	/s/ David Flynn

David Flynn
Chief Executive Officer

Address:	6350 South 3000 East, 6th Floor
Salt Lake City, UT 84121
Fax:	(801) 293-3054
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ David Flynn

David Flynn
Address:

SANDUSKY INVESTMENTS, LTD.

/s/ David Flynn

By: David Flynn
Title:
Address:	c/o Fusion Multisystems, Inc.
6350 S 3000 East, 6th Floor
Salt Lake City, UT 84121
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ Rick White

Rick White
Address:	8363 Via Riviera Way
Sandy, UT 84092

WEST COAST VC, LLC

/s/ Rick White

By: Rick White
Title:
Address:	8363 Via Riviera Way
Sandy, UT 84092
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

MERITECH CAPITAL PARTNERS III L.P.

By:	Meritech Capital Associates III L.L.C.
its General Partner

By:	Meritech Management Associates III L.L.C.
a managing member

By:	/s/ George Bischof

George Bischof, a managing member

MERITECH CAPITAL AFFILIATES III L.P.

By:	Meritech Capital Associates III L.L.C.
its General Partner

By:	Meritech Management Associates III L.L.C.
a managing member

By:	/s/ George Bischof

George Bischof, a managing member
Address:	245 Lytton Avenue, Suite 350
Palo Alto, CA 94301
Fax: (650) 475-2222
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

LIGHTSPEED VENTURE PARTNERS VIII, L.P.

By:	Lightspeed General Partner VIII, L.P.,
its general partner

By:	Lightspeed Ultimate General Partner VIII, Ltd.,
its general partner

By:	/s/ Christopher J. Schaepe

Name:	Christopher J. Schaepe
Duly Authorized Signatory

Address:	2200 Sand Hill Road
Menlo Park, CA 94025
Fax: (650) 234-8333
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership,
its general partner

By:	NEA 12 GP, LLC, its general partner

By:	/s/ Charles W. Newhall		Manager

Address:	1954 Greenspring Drive, Suite 600
Timonium; MD 21093
Fax:	(410) 842-4100

NEA VENTURES 2008, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	,	Vice President

Address:	1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Fax:	(410) 842-4100

ROHINI CHAKRAVARTHY

Address:	c/o New Enterprise Associates
2490 Sand Hill Road
Menlo Park, CA 94025
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

PRESIDIOSTX, LLC

By	/s/ Toshiko Kusakabe

Name: Toshiko Kusakabe

Title: President & CEO

Address:	3979 Freedom Circle, Suite 340
Santa Clara, CA 95054
Fax:	(408) 845-9365

PRESIDIO VENTURES, INC.

By	/s/ Toshiko Kusakabe

Name: Toshiko Kusakabe

Title: President & CEO

Address:	3979 Freedom Circle, Suite 340
Santa Clara, CA 95054
Fax:	(408) 845-9365
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

/s/ Warren T. Lazarow

Warren T. Lazarow

Address:	c/o O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025

Steve Foster

Address:	122 Westhill Drive
Los Gatos, CA 95032
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

UV PARTNERS IV, L.P.

By:	UV Partners IV GP, L.L.C.
Its:	General Partner

By:	/s/ Blake Modersitzki Managing Director

UV PARTNERS IV FINANCIAL INSTITUTIONS FUND, L.P.

By: UV Partners IV Financial Institutions GP, L.L.C.
Its:	General Partner

By:	/s/ Blake Modersitzki Managing Director

UV PARTNERS IV-A, L.P.

By:	UV Partners IV GP, L.L.C.
Its:	General Partner

By:	/s/ Blake Modersitzki Managing Director

Address: 2755 E. Cottonwood Parkway, Suite 520
Salt Lake City, UT 84121
Fax:	(801) 365-0233
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

MERCATO PARTNERS, L.P.

By: Name:	/s/ Alan E. Hall Alan E. Hall
Title:	Managing Director

Address: 6550 Millrock Drive Suite 125
Salt Lake City, UT 84121-5794
Fax:	(801) 220-0056

MERCATO PARTNERS QP, L.P.

By: Name:	/s/ Alan E. Hall Alan E. Hall
Title:	Managing Director

Address: 6550 Millrock Drive Suite 125
Salt Lake City, UT 84121-5794
Fax:	(801) 220-0056
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

ANDREESSEN HOROWITZ FUND I, L.P.
as nominee for
Andreessen Horowitz Fund I, L.P.
Andreessen Horowitz Fund I-A, L.P. and
Andreessen Horowitz Fund I-B, L.P.

By: AH Equity Partners I, L.L.C.
Its general partner

By:	/s/ Ben Horowitz
Managing Member
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

BRIGHAM YOUNG UNIVERSITY, ON BEHALF OF COUGAR CAPITAL

By:	/s/ Gary Williams
Name: Gary Williams
Title: Faculty Advisor

Address: Marriott School of Management
Brigham Young University
Provo, Utah 84602
Fax:	(801) 422-0741
garywilliams@byu.edu
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP

By: Triangle Peak Partners Private Equity GP, LLC, General Partner of Triangle Peak Partners Private Equity, LP

By: Name:	/s/ Dain DeGroff Dain DeGroff
Title:	Managing Member

Address: P.O. Box 3788
Carmel, CA 93921
Fax:	(831) 622-0435
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

ACCEL X L.P.

By: Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock

Attorney in Fact

ACCEL X STRATEGIC PARTNERS L.P.

By:	Accel X Associates L.L.C.
Its General Partner

By:	/s/ Tracy L. Sedlock

Attorney in Fact

ACCEL INVESTORS 2010 L.L.C.

By:	/s/ Tracy L. Sedlock

Attorney in Fact
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

BENTBROOK HOLDINGS, LLC

By: Name:	/s/ Shawn J. Lindquist Shawn J. Lindquist
Title:	Manager
Address:	l2 Bentbrook Lane
Sandy, Utah 84092

Fax:
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

DAWSON FAMILY TRUST

By: Name:	/s/ James Dawson James Dawson
Title:
Address:

Fax:
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

WOLF 1996 REVOCABLE TRUST AGREEMENT

By:	/s/ Dennis P. Wolf

Name:
Title:
Address:

Fax:
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

          IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first above written.

SVIC NO 11 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By: Samsung Venture Investment Corporation

By: Name: Title:	/s/ Woihong Choi Woihong Choi President & CEO
Address: 29th Samsung Electronics Bldg.
1320-10, Seocho2-dong, Seocho-gu
Seoul, Korea 137-857

Fax:
[Signature Page to Fusion Multisystems, Inc.
Second Amended and Restated Investors’ Rights Agreement]

EXHIBIT A
Schedule of Common Holders (other than the Founders)

Number of
Shares of
Common
Name	Stock
Mercato Partners, L.P.	644,549
Mercato Partners QP, L.P.	355,451
UV Partners IV, L.P.	515,200
UV Partners IV Financial Institutions Fund, L.P.	317,600
UV Partners IV-A, L.P.	167,200
Schedule of Investors

Number of
Shares of
Series C
Preferred
Name	Stock
Meritech Capital Partners III L.P.	2,792,220
Meritech Capital Affiliates III L.P.	50,892
New Enterprise Associates 12, Limited Partnership	2,843,112
Accel X L.P.	1,650,426
Accel X Strategic Partners L.P.	123,869
Accel Investors 2010 L.L.C.	164,190
Lightspeed Venture Partners VIII, L.P.	1,292,324
Mercato Partners, L.P.	249890
Mercato Partners QP, L.P.	137,807
UV Partners IV, L.P.	199,741
UV Partners IV Financial Institutions Fund, L.P.	123,133
UV Partners IV-A, L.P.	64,823
Triangle Peak Partners Private Equity, LP	1,033,859
Andreessen Horowitz Fund I, L.P.	258,465
Presidio Ventures, Inc.	258,465
Brigham Young University, on behalf of Cougar Capital	5,000
Bentbrook Holdings, LLC	15,000
Dawson Family Trust	25,000
Wolf 1996 Revocable Trust Agreement	20,000
Warren Lazarow	10,000
SVIC No. 11 New Technology Business Investment L.L.P.	258,465
TOTAL	11,576,681

Number
Shares of
Series A
Preferred
Name	Stock
New Enterprise Associates 12, Limited Partnership	13,509,780
Dell Products L.P.	1,829,825
PresidioSTX, LLC	828,500
Roxane Googin	450,000
Kai Li	364,500
Harry Bert Lagerstedt and Carol Laree Lagerstedt, Trustees of the Harry Bert Lagerstedt Trust dated August 20, 1998	225,000
John Johnson	100,000
Warren T. Lazarow	56,250
Steve Foster	45,000
Rohini Chakravarthy	22,870
NEA Ventures 2008, Limited Partnership	13,725
TOTAL	17,445,450

Warrant to
Purchase
Shares of
Series A
Preferred
Name	Stock
SVB Financial Group	125,800
TOTAL	125,800

Number of
Shares of
Series B
Preferred
Name	Stock
Lightspeed Venture Partners VIII, L.P.	7,500,000
New Enterprise Associates 12, Limited Partnership	9,127,294
1998 Munroe Family Trust	52,876
PresidioSTX, LLC	1,055,616
Roxane Googin	150,575
David Flynn	200,394
West Coast VC, LLC	200,393
Mercato Partners, L.P.	987,220
Mercato Partners QP, L.P.	544,423
UV Partners IV, L.P.	810,487
UV Partners IV Financial Institutions Fund, L.P.	499,632
UV Partners 1V-A, L.P.	263,031
Iron Capital Partners IV, LLC	400,393
SVIC No. 6 New Technology Business Investment L.L.P.	2,000,000
The Board of Trustees of the Leland Stanford Junior University (DAPER I)	25,000
Warren T. Lazarow	25,000
Brigham Young University, on behalf of Cougar Capital	25,000
TOTAL	23,867,334

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